AMENDMENT TO TRANSFER, DIVIDEND DISBURSING,
                  SHAREHOLDER SERVICE AND PLAN AGENCY AGREEMENT

      This Amendment to the Transfer, Dividend Disbursing, Shareholder Service and Plan Agency Agreement is made as of the 1st day of October, 2005, by and between The Westport Funds (the "Trust"), a Delaware statutory trust, and Integrated Fund Services, Inc. ("Integrated"), an Ohio corporation.

      WHEREAS, Integrated furnishes services to the Trust pursuant to a Transfer, Dividend Disbursing, Shareholder Service and Plan Agency Agreement dated as of December 31, 1997 by and between Integrated and the Trust, as amended (the "Agreement"); and

      WHEREAS, Integrated and the Trust have agreed to revise the fee paid by each series of the Trust to Integrated pursuant to the Agreement;

      NOW, THEREFORE, in accordance with Paragraph 39 of the Agreement, the parties hereto, intending to be legally bound, agree to amend the Agreement as follows:

            1. The Agreement is hereby amended to delete Schedule A to the Agreement referred to in Paragraph 27 of the Agreement, and replace it with the form of Schedule A attached hereto and dated October 1, 2005.

            2. The Agreement is hereby amended to delete the name of Scott A. Englehart referred to in Paragraph 38 of the Agreement, and replace it with Mark S. Redman.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers, effective as of the day and year first above written.


                                    THE WESTPORT FUNDS



                                    By: /s/ Edmund H. Nicklin, Jr.
                                        ---------------------------------
                                        Edmund H. Nicklin, Jr., President


                                    INTEGRATED FUND SERVICES, INC.



                                    By: /s/ Roy E. Rogers
                                        ---------------------------------
                                        Roy E. Rogers, President

                                                                      Schedule A
                                                                 October 1, 2005

                              COMPENSATION

      For the performance of Integrated's obligations under this Agreement, the Trust shall pay Integrated, on the first business day following the end of each month, the following:

                     Account Type                           Annual Fee
                     ------------                           ----------
                Non-networked account                         $20.00
           Networked account (Level 3 only)                   $17.50
                    Closed account                            $12.00

      Each Fund will reimburse Integrated for out-of-pocket expenses incurred in the performance of its services under this Agreement.